SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|   Preliminary Proxy Statement
|_|   Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2)
|X|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                               VISTA BANCORP, INC.
________________________________________________________________________________
                (Name of Registrant as Specified In Its Charter)

________________________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|   No Fee Required

|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1.    Title of each class of securities to which transaction applies:

            --------------------------------------------------------------------

      2.    Aggregate number of securities to which transaction applies:

            --------------------------------------------------------------------

      3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

            --------------------------------------------------------------------

      4.    Proposed maximum aggregate value transaction:

            --------------------------------------------------------------------

      5.    Total fee paid:

            --------------------------------------------------------------------

|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

      1.    Amount previously paid:

            --------------------------------------------------------------------

      2.    Form, Schedule or Registration Statement No.:

            --------------------------------------------------------------------

      3.    Filing Party:

            --------------------------------------------------------------------

      4.    Date Filed:

            --------------------------------------------------------------------

[GRAPHIC OMITTED]

Notice of 2000
Annual Meeting
of Stockholders
and Proxy Statement

--------------------------------------------------------------------------------

                         PLEASE VOTE YOUR PROXY PROMPTLY

--------------------------------------------------------------------------------

                                                        Thursday, April 27, 2000
                                                        9:30 A.M.
                                                        Farley Education Center
                                                        Warren Hospital
                                                        185 Roseberry Street
                                                        Phillipsburg, New Jersey

[GRAPHIC OMITTED]

                                 March 24, 2000

Dear Vista Stockholder:

You are cordially invited to join us at the 2000 Annual Meeting of Stockholders which will be held at 9:30 a.m. on April 27, 2000 at the Farley Education Center in Warren Hospital, 185 Roseberry St., Phillipsburg, New Jersey.

Enclosed with this Proxy Statement are your voting instructions and the 1999 Annual Report.

Whether or not you plan to attend the Annual Meeting, we strongly encourage you to designate the proxies shown on the enclosed card to vote your shares.

I would like to take this opportunity to remind you that your vote is important.

                                        Sincerely,


                                        /s/ Barbara Harding
                                        ----------------------------------------
                                        Barbara Harding
                                        President and Chief Executive Officer

305 Roseberry Street,
P.O. Box 5360
Phillipsburg, NJ
08865-5360

Tel (908) 859-9500

[GRAPHIC OMITTED]

                    Notice of Annual Meeting of Stockholders

DATE:           April 27, 2000
TIME:           9:30 A.M.
PLACE:          Farley Education Center
                Warren Hospital
                185 Roseberry Street
                Phillipsburg, NJ 08865

MATTERS TO BE VOTED UPON:

1.    Election of four Class B directors to hold office for a three-year term;

2.    Approval to eliminate cumulative voting for directors;

3. Ratification of the appointment of Rudolph, Palitz LLC as our independent auditors for the year 2000;

4. Recommendation for new anti-takeover provisions to receive prior stockholder approval (submitted by a stockholder);

5. Recommendation to amend Article 11 of the Amended Certificate of Incorporation, relating to the factors that can be considered in opposing a tender or other offer (submitted by a stockholder);

6. Recommendation to eliminate the three classes of directors (submitted by a stockholder);

7. Recommendation to lower the voting requirement to amend certain anti-takeover provisions in the Amended Certificate of Incorporation (submitted by a stockholder);

8.    Recommendation to solicit proposals to merge (submitted by a stockholder);
      and

9.    Any other matters that may properly come before the meeting.

YOUR BOARD OF DIRECTORS RECOMMENDS YOU VOTE IN FAVOR OF THE ELECTION OF DIRECTORS, THE ELIMINATION OF CUMULATIVE VOTING FOR DIRECTORS AND THE APPOINTMENT OF RUDOLPH, PALITZ AND AGAINST THE FIVE STOCKHOLDER PROPOSALS.

Stockholders, who are holders of record of the Common Stock at the close of business on March 13, 2000, will be entitled to vote at the meeting.

--------------------------------------------------------------------------------
IF YOU PLAN TO ATTEND:
Please note that space limitations make it necessary to limit attendance to stockholders. If you wish to attend, please indicate your wish by checking the box that appears on the proxy card. "Street name" holders will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date.
--------------------------------------------------------------------------------

It will be helpful to us if you will read the Proxy Statement and the voting instructions on the proxy card, and vote using any one of the three methods.


/s/ Jill A. Pursell
-----------------------------------
JILL A. PURSELL                                         Phillipsburg, New Jersey
Assistant Vice President and Secretary                  March 24, 2000

                                TABLE OF CONTENTS

                                                                        Page No.

QUESTIONS AND ANSWERS........................................................  1

BOARD OF DIRECTORS...........................................................  3
o Election of Directors (Item 1 on Proxy Card)...............................  3
  Committees of the Board of Directors.......................................  4
  Board of Directors' Compensation...........................................  5

STOCK OWNERSHIP..............................................................  5
  Stock Owned by Directors and Executive Officers............................  6
  Compliance with Section 16(a) of the Securities Exchange Act of 1934.......  6
  Voting Stock Owned by "Beneficial Owner"...................................  7

EXECUTIVE COMPENSATION.......................................................  7
  Summary Compensation Table.................................................  8
  Severance Agreements.......................................................  8
  Compensation Committee Report on Executive Compensation....................  9
  Aggregated Option Exercises in 1999 and Year-end Option Values............. 10
  Estimated Retirement Benefits.............................................. 10
  Five-Year Performance Graph................................................ 11

CUMULATIVE VOTING............................................................ 12
o Proposal to Eliminate Cumulative Voting (Item 2 on Proxy Card)............. 12

INDEPENDENT AUDITORS......................................................... 13
o Proposal to Approve the Appointment of Rudolph, Palitz LLC
  (Item 3 on Proxy Card)..................................................... 13

STOCKHOLDERS PROPOSALS....................................................... 14
o Recommendation for New Anti-takeover Provisions to Receive Prior
  Stockholder Approval (Item 4 on Proxy Card)................................ 14
o Recommendation to Amend Article 11 of the Amended Certificate of Incorporation, Relating to the Factors that Can Be Considered in
  Opposing a Tender or Other Offer (Item 5 on Proxy Card).................... 14
o Recommendation to Eliminate the Three Classes of Directors
  (Item 6 on Proxy Card)..................................................... 15
o Recommendation to Lower the Voting Requirement to Amend Certain
  Anti-takeover Provisions in the Amended Certificate of Incorporation
  (Item 7 on Proxy Card)..................................................... 16
o Recommendation to Solicit Proposals to Merge (Item 8 on Proxy Card)........ 16

OTHER INFORMATION............................................................ 18
 Transactions Involving Vista's Directors and Executive Officers............. 18
 No Significant Legal Proceedings............................................ 18
 Other Proposed Action....................................................... 18
 Stockholder Proposals and Nominations for 2001 Annual Meeting............... 18
 Additional Information Available............................................ 18

---------------
o     Matters to be voted upon

                             QUESTIONS AND ANSWERS

--------------------------------------------------------------------------------

Q:    What am I voting on?
A:    Eight proposals. Item numbers refer to item numbers on the proxy card.

            Item  1. Election of four Class B directors
            Item  2. Elimination of cumulative voting for directors
            Item  3. Ratification of appointment of Rudolph, Palitz LLC as independent auditors of Vista
      And five proposals submitted by five stockholders:

            Item  4. Recommendation for new anti-takeover provisions to receive prior stockholder approval.

            Item  5. Recommendation to amend Article 11 of the Amended
                     Certificate of Incorporation, relating to the factors that can be considered in opposing or tender of either offer.

            Item  6. Recommendation to eliminate the three classes of directors.

            Item  7. Recommendation to lower the voting requirement to amend certain anti-takeover provisions in the Amended Certificate of Incorporations.

            Item 8.  Recommendation to solicit proposals to merge.

--------------------------------------------------------------------------------

Q:    Who can vote?
A: All stockholders of record at the close of business on March 13, 2000, are entitled to vote. Holders of Vista's Common Stock are entitled to one vote per share, except in the election of the directors. The election of directors is done by cumulative voting.

--------------------------------------------------------------------------------

Q:    Who can attend the meeting?
A: All stockholders as of the record date, or their duly appointed proxies, may attend the meeting. Seating, however, is limited. You will be admitted only if you previously indicated your wish to attend on the proxy card. Please note that if you hold your shares in "street name" (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date. Everyone must check in at the registration desk at the meeting.

--------------------------------------------------------------------------------

Q:    How do I vote?
A: For the first time, we are offering shareholders three alternatives to vote their shares.
            1. You can vote by mail. For this method you will need to sign, date and return your proxy in the postage-paid envelope provided.
            2. You can vote by telephone (touch-tone telephones only). If you wish to vote by telephone, have your proxy card available when you call 1-800-293-8533.
            3. You can vote by Internet. For this method, you can access the web page at www.continentalstock.com and follow the prompts to vote your shares.

--------------------------------------------------------------------------------

Q:    What happens if I do not indicate my preference for one of the items?
A: If you do not indicate how you wish to vote for one or more of the nominees for director, the proxies will vote FOR election of all the nominees for Director (Item 1). If you "withhold" your vote for any of the nominees, this will be counted as a vote AGAINST that nominee. If you leave Items 2 through 8 blank, the proxies will vote FOR the elimination of cumulative voting of directors (Item 2) and ratification of the appointment of Rudolph, Palitz LLC (Item 3) and AGAINST the five stockholder proposals at Items 4, 5, 6, 7 and 8.

--------------------------------------------------------------------------------

Q:    What if I vote and then change my mind?
A: You can revoke your proxy by writing to us, by voting again using any one of the three methods, or by attending the annual meeting and casting your vote in person. Your last vote will be the vote that is counted.

--------------------------------------------------------------------------------

Q:    What constitutes a quorum?
A: As of the record date, March 13, 2000, Vista had 4,828,221 shares of Common Stock outstanding. The holders of Common Stock have the right to cast a total of 4,828,221 votes. The presence, in person or by proxy, of stockholders entitled to cast at least a majority of the votes which all stockholders are entitled to cast constitutes a quorum for adopting the proposals at the meeting. If you have properly designated the proxies and indicated your voting preferences, you will be considered part of the quorum, and the proxies will vote your shares as you have instructed them. If a broker holding your shares in "street" name indicates to us on a proxy card that the broker lacks discretionary authority to vote your shares, we will not consider your shares as present or entitled to vote for any purpose.

--------------------------------------------------------------------------------

Q:    Is my vote confidential?
A: Yes. Proxy cards, ballots and voting tabulations that identify individual stockholders are kept confidential except in certain circumstances where it is important to protect the interests of Vista and its stockholders. Generally, only the judge of election and/or employees of Continental Stock Transfer & Trust Company processing the votes and Vista will have access to your name.

--------------------------------------------------------------------------------

Q:    Who will count the votes?
A: Employees of Continental Stock Transfer & Trust Company will tabulate the votes and one of these employees will act as judge of election at the annual meeting.

--------------------------------------------------------------------------------

Q:    What shares are included in the proxy card?
A: The shares listed on your card sent by Continental Stock Transfer & Trust Company represent all the shares of Common Stock held in your name (as distinguished from those held in "street" name), including those held in the dividend reinvestment plan. You will receive a separate card or cards from your broker if you hold shares in "street" name.

--------------------------------------------------------------------------------

Q:    What does it mean if I get more than one proxy card?
A: It indicates that your shares are held in more than one account, such as two brokerage accounts and registered in different names. You should vote each of the proxy cards to ensure that all of your shares are voted. We encourage you to register all of your brokerage accounts in the same name and address for better stockholder service. You may do this by contacting our transfer agent, Continental Stock Transfer & Trust Company, at 212-509-4000.

--------------------------------------------------------------------------------

Q:    Who will be soliciting proxies on behalf of Vista?
A: Vista has retained Continental Stock Transfer & Trust Company to solicit proxies from stockholders. Designated officers and other employees of Vista also may solicit proxies personally, by telephone and by mail. Vista will also reimburse brokerage houses and other custodians for their reasonable out-of-pocket expenses for forwarding proxy and solicitation material to the beneficial owners of Common Stock.
--------------------------------------------------------------------------------

Q:    Who can I call with any questions?
A:    You may call Continental Stock Transfer & Trust Company at 212-509-4000.

                               BOARD OF DIRECTORS

THIS SECTION GIVES BIOGRAPHICAL INFORMATION ABOUT OUR DIRECTORS AND DESCRIBES THEIR MEMBERSHIP ON BOARD OF DIRECTORS' COMMITTEES, THEIR ATTENDANCE AT MEETINGS AND THEIR COMPENSATION.

                              ELECTION OF DIRECTORS
                              Item 1 on Proxy Card

Vista has ten directors who are divided into three classes: three directors are in Class A; four directors are in Class B; and three directors are in Class C. Each director holds office for a three-year term. The terms of the classes are staggered, so that the term of office of one class expires each year.

At this meeting, the stockholders elect four Class B directors. Unless you withhold authority to vote for one or more of the nominees, the persons named as proxies intend to vote for the election of the four nominees for Class B director. All of the nominees are recommended by the Board of Directors:

                                Harold J. Curry
                                Dale F. Falcinelli
                                Barry L. Hajdu
                                Marc S. Winkler

All nominees have consented to serve as directors. The Board of Directors has no reason to believe that any of the nominees should be unable to act as a director. However, if any director is unable to stand for re-election, the Board of Directors will designate a substitute. If a substitute nominee is named, the proxies will vote for the election of the substitute.

There is cumulative voting for directors. The stockholders can multiply the number of shares that they are entitled to vote by the number of directors to be elected. The stockholders can then take the product of this multiplication and cast all of these votes for one nominee or distribute these votes among two or more nominees. For example, if you can vote 100 shares and there are four nominees to be elected as Class B directors, you can cast 400 votes for one of these nominees or cast 100 votes for each of four nominees. Most of our stockholders cast their votes evenly for all nominees.

The following information includes the age of each nominee and current director as of the date of the meeting.

--------------------------------------------------------------------------------

Class A Directors Whose Term Expires In 2002

      BARBARA HARDING, 53
      Director of Vista since 1988; director of the Phillipsburg National Bank and Trust Company ("PNB") since 1985; and director of Twin Rivers Community Bank ("Twin Rivers") since 1990. Chief Executive Officer of PNB from 1985 to 1997. Current President and Chief Executive Officer of Vista and current Chairperson of the Board of Directors of PNB.

      MARK A. REDA, 48
      Director of Vista since 1988 and director of PNB since 1987. Vice President of Lou Reda, Inc., a vendor of office furniture.

      J. MARSHALL WOLFF, 53
      Director of Vista since 1998 and director of Twin Rivers since 1990. President of Kressler, Wolff & Miller, Inc., an independent insurance agency.
--------------------------------------------------------------------------------

Class B Directors and Nominees for Class B Director Whose Term Expires in 2003

      HAROLD J. CURRY, 68
      Director of Vista since 1988; director of PNB since 1978; and director of Twin Rivers since 1990. Current Chairman of the Board of Directors of Vista. Attorney-at-law.

      DALE F. FALCINELLI, 51
      Director of Vista since 1993 and director of Twin Rivers since 1990. Principal in D.F. Falcinelli, Inc., a management consulting company.

      BARRY L. HAJDU, 51
      Director of Vista, PNB and Twin Rivers since 1997. President of Hajdu Construction, Inc., building contractors.

      MARC S. WINKLER, 43
      Director of Vista and Twin Rivers since 1990. Current Executive Vice President of Vista; President and Chief Executive Officer of Twin Rivers since 1996; President of Twin Rivers from 1990 to 1996.

--------------------------------------------------------------------------------

Class C Directors Whose Term Expires in 2001

      RICHARD A. CLINE, 66
      Director of Vista since 1988; director of PNB since 1979; and director of Twin Rivers since 1990. Current Vice-Chairman of the Board of Directors of Vista and current Chairman of the Board of Directors of Twin Rivers. Retired.

      JAMES T. FINEGAN, JR., 40
      Director of Vista since 1995 and director of PNB since 1993. Ophthalmologist.

      DAVID L. HENSLEY, 53
      Director of Vista since 1988; director of PNB since 1985; and director of Twin Rivers since 1990. Current Executive Vice President of Vista. President and Chief Executive Officer of PNB since 1997. President of PNB from 1990 to 1997. Chief Operations Officer at PNB from 1985 to 1997.

--------------------------------------------------------------------------------

Required Vote

Nominees will be elected who receive a vote equal to a plurality of the shares of stock represented at the meeting. Your Board of Directors recommends a vote FOR the nominees for Class B director listed above. Abstentions and votes withheld for directors will have the same effect as votes against.

                      COMMITTEES OF THE BOARD OF DIRECTORS


------------------------------------------------------------------------------------------------------------------------------------
              Name                  Board of Directors        Executive     Audit      Planning       Retirement        Compensation
------------------------------------------------------------------------------------------------------------------------------------
Richard A. Cline                            o                    o                       o(1)                               o
------------------------------------------------------------------------------------------------------------------------------------
Harold J. Curry                           o(1)                 o(1)                                       o               o(1)
------------------------------------------------------------------------------------------------------------------------------------
Dale F. Falcinelli                          o                                            o                                  o
------------------------------------------------------------------------------------------------------------------------------------
James T. Finegan, Jr.                       o                                 o          o                o                 o
------------------------------------------------------------------------------------------------------------------------------------
Barry L. Hajdu                              o                   o                        o                                  o
------------------------------------------------------------------------------------------------------------------------------------
Barbara Harding                             o
------------------------------------------------------------------------------------------------------------------------------------
David L. Hensley                            o
------------------------------------------------------------------------------------------------------------------------------------
Mark A. Reda                                o                   o             o          o              o(1)                o
------------------------------------------------------------------------------------------------------------------------------------
Marc S. Winkler                             o
------------------------------------------------------------------------------------------------------------------------------------
J. Marshall Wolff                           o                               o(1)                          o                 o
------------------------------------------------------------------------------------------------------------------------------------

(1)   Chairman.

Number of Meetings

The Board of Directors met 10 times during 1999. All of Vista's directors attended 75% or more of all Board of Directors and Committee meetings during 1999.

Executive Committee

The Executive Committee reviews the operations of the Board of Directors with respect to directors' fees and frequency of Board of Directors' meetings as well as Vista's strategic plan, capital structure and earnings performance.

Audit Committee

The Audit Committee is responsible for the review and evaluation of the system of internal controls and corporate compliance with applicable rules, regulations and laws. The Audit Committee meets with Vista's internal auditor, independent auditors and senior management to review the scope of the internal and external audit engagements, the adequacy of the internal and external auditors, corporate policies to ensure compliance and significant changes in accounting principles.

Planning Committee

The Planning Committee works with management to formulate strategic planning for Vista. The Board of Directors of the subsidiaries forward their strategic plans and expansion opportunities to the Planning Committee for its review, guidance and approval.

Retirement Committee

The Retirement Committee is responsible for evaluating Vista's retirement benefits including all retirement plans. This committee reviews and votes on all proposed changes to Vista's pension and post retirement plans.

Compensation Committee

The Compensation Committee reviews the annual compensation of key executive officers. This committee also reviews issues with respect to employee incentive plans and other benefit plans for executive officers and is composed of all of the non-officer directors.

                        BOARD OF DIRECTORS' COMPENSATION

Directors' Fees

Directors' fees, paid only to directors who are not Vista employees, are as follows:

Fee for each Board of Directors' meeting attended ................        $  400
Fee for each committee meeting attended ..........................        $  200
Annual retainer fee paid to each director ........................        $5,000

Directors received in the aggregate in 1999 $74,800 in fees.

                                 STOCK OWNERSHIP

THIS SECTION DESCRIBES HOW MUCH STOCK OUR DIRECTORS AND EXECUTIVE OFFICERS OWN. IT ALSO DESCRIBES THE PERSONS OR ENTITIES THAT OWN MORE THAN 5% OF OUR VOTING STOCK.

                 STOCK OWNED BY DIRECTORS AND EXECUTIVE OFFICERS

This table indicates the number of shares of Common Stock owned by the executive officers and/or directors as of March 13, 2000. The aggregate number of shares owned by all directors and executive officers is 13.1%. Unless otherwise noted, each individual has sole voting and investment power for the shares indicated below.


------------------------------------------------------------------------------------------------------------------------------------
                                                   Amount and Nature of Shares Beneficially Owned as of March 13, 2000
                                         -------------------------------------------------------------------------------------------
                                                                                                 Aggregate Number of
                      Name                              Options (1)                         Shares Beneficially Owned (2)
------------------------------------------------------------------------------------------------------------------------------------
Richard A. Cline                                            ---                                        258,772
------------------------------------------------------------------------------------------------------------------------------------
Harold J. Curry                                             ---                                        108,444
------------------------------------------------------------------------------------------------------------------------------------
Dale F. Falcinelli                                          ---                                          4,851
------------------------------------------------------------------------------------------------------------------------------------
James T. Finegan, Jr.                                       ---                                         38,380
------------------------------------------------------------------------------------------------------------------------------------
Barry L. Hajdu                                              ---                                         49,009
------------------------------------------------------------------------------------------------------------------------------------
Barbara Harding                                             10,395                                      50,620(4)
------------------------------------------------------------------------------------------------------------------------------------
David L. Hensley                                             5,775                                      18,766
------------------------------------------------------------------------------------------------------------------------------------
William F. Keefe                                             5,775                                      39,013(4)
------------------------------------------------------------------------------------------------------------------------------------
Mark A. Reda                                                ---                                         66,863
------------------------------------------------------------------------------------------------------------------------------------
Marc S. Winkler                                              5,775                                      12,926
------------------------------------------------------------------------------------------------------------------------------------
J. Marshall Wolff                                           ---                                          8,643
------------------------------------------------------------------------------------------------------------------------------------
Directors and Officers as a Group (3)                       27,720                                     631,749
------------------------------------------------------------------------------------------------------------------------------------

(1)   Includes options exercisable within 60 days of March 13, 2000.
(2) Includes amounts listed in the options column plus shares held (a) directly, (b) jointly with a spouse, (c) individually by spouse, (d) by the transfer agent in the Vista dividend reinvestment account, and (e) in various trusts and custodial accounts.
(3) Includes 10 directors, 4 nominees for director, 6 officers - 11 persons in total.
(4) Includes 24,538 shares held in Vista's pension plan of which Mrs. Harding and Mr. Keefe are co-trustees who share investment and voting power with respect to these shares. Mrs. Harding and Mr. Keefe disclaim any beneficial ownership interest with respect to shares held in the pension plan.

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Executive officers and directors and "beneficial owners" of more than ten percent of the Common Stock must file initial reports of ownership and reports of changes in ownership with the SEC and The NASDAQ Stock Market pursuant to
Section 16(a).

We have reviewed the reports and written representations from the executive officers and directors. Based on this review, Vista believes that all filing requirements were met during 1999 except for the filing of an amended Form 5 on March 2, 2000 for Barbara Harding, David L. Hensley, Marc S. Winkler and William
F. Keefe. The amendment was filed as a result of an inadvertent administrative error in the reporting of options that had vested for these officers as more fully described on the table entitled Aggregated Option Exercises in 1999 and Year-End Option Values within this Proxy Statement.

                    VOTING STOCK OWNED BY "BENEFICIAL OWNER"

The following are the persons or entities known by Vista to own beneficially more than five percent of the Common Stock as of March 13, 2000.


------------------------------------------------------------------------------------------------------------------------------------
                        Name and Address                   Number of Shares                  Percent of Class
------------------------------------------------------------------------------------------------------------------------------------
Richard A. Cline
813 South Main Street                                          258,772                             5.4%
Stewartsville, New Jersey 08886
------------------------------------------------------------------------------------------------------------------------------------
Phillipsburg National Bank and Trust Company
305 Roseberry Street, P.O. Box 5360                            385,040 (1)                         8.0%
Phillipsburg, New Jersey 08865
------------------------------------------------------------------------------------------------------------------------------------
Valley National Bank
1455 Valley Road                                               451,908 (2)                         9.4%
Wayne, New Jersey 07470
------------------------------------------------------------------------------------------------------------------------------------
Wellington Management Company, LLP
75 State Street                                                303,101 (3)                         6.3%
Boston, Massachusetts 02109
------------------------------------------------------------------------------------------------------------------------------------

(1) PNB's trust department holds these shares in various fiduciary capacities and PNB's officers vote some of these shares under the employee retirement plan.
(2) According to the Schedule 13D filed with Vista, Valley National Bancorp is the parent bank holding company for the Valley National Bank. Valley National Bancorp disclosed that it had no plans to increase its ownership interest above 9.99% of the Common Stock or to effect any merger, reorganization, tender offer, exchange offer or any other type of transaction involving Vista. Furthermore, Valley National Bank made certain commitments to the Federal Reserve Board, which were, among others, that without prior approval of the Federal Reserve Board, it would not: seek any representation on the Vista Board of Directors; exercise any controlling influence over Vista management or policies; and solicit or participate in soliciting proxies with respect to any matter presented to Vista stockholders
(3) According to the Schedule 13G filed with Vista, Wellington Management Company, LLP is the parent company of the Wellington Trust Company, NA and made this filing in its capacity as investment advisor to its clients. No such client is known to have the right or power to direct the receipt of dividends from, or the proceeds from the sale of, such shares with respect to five percent or more of the outstanding Common Stock. Wellington Management Company, LLP indicated that it shares voting power for 197,155 shares and dispositive power for 303,101 shares.

                             EXECUTIVE COMPENSATION

THIS SECTION CONTAINS CHARTS THAT SHOW THE AMOUNT OF COMPENSATION EARNED BY OUR EXECUTIVE OFFICERS WHOSE SALARY AND BONUS EXCEEDED $100,000 FOR 1999. IT ALSO CONTAINS THE PERFORMANCE GRAPH COMPARING VISTA'S PERFORMANCE RELATIVE TO ITS PEER GROUP AND THE REPORT OF OUR EXECUTIVE COMMITTEE EXPLAINING THE COMPENSATION PHILOSOPHY FOR OUR MOST HIGHLY PAID OFFICERS.

                           SUMMARY COMPENSATION TABLE


------------------------------------------------------------------------------------------------------------------------------------
                                                                                                        Long-Term
                                                                                                       Compensation
                                                                                                  -----------------------
                                                               Annual Compensation                 Awards      Payouts
-------------------------------------------------------------------------------------------------------------------------
                                                                                  Other Annual                LTIP        All Other
                                                             Salary     Bonus     Compensation    Options    Payouts    Compensation
               Name and Position                   Year       ($)       ($)(1)       ($)(2)       (#)(3)     ($)(4)          ($)
---------------------------------------------------------------------------------------------------------------------------------
Barbara Harding                                    1999     208,962      50,746      19,501         ---      14,405
President and Chief  Executive  Officer of Vista   1998     199,004       6,036      20,166       20,790     29,454          -0-
and Chairman of PNB                                1997     183,768      26,416      22,692         ---      20,662
---------------------------------------------------------------------------------------------------------------------------------
David L. Hensley                                   1999     166,998      40,556      22,730         ---      12,278
Executive  Vice President of Vista and President   1998     159,042       5,139      21,376       11,550     21,522          -0-
and Chief Executive Officer of PNB                 1997     150,020      21,910      21,994         ---      17,587
---------------------------------------------------------------------------------------------------------------------------------
Marc S. Winkler                                    1999     157,534      38,255      15,913         ---       2,529
Executive  Vice President of Vista and President   1998     150,020         -0-      13,915       11,550     11,397          -0-
and Chief Executive Officer of Twin Rivers         1997     134,160      11,732      16,024         --         -0-
---------------------------------------------------------------------------------------------------------------------------------
William F. Keefe                                   1999     121,992      29,623      14,896         ---      12,278
Executive  Vice  President  and Chief  Financial   1998     116,168       5,139      13,948       11,550     21,522          -0-
Officer of Vista and Senior Vice  President and    1997     108,056      18,134      12,965         ---      17,587
Chief Financial Officer of PNB
------------------------------------------------------------------------------------------------------------------------------------

(1) Includes the cash bonus award under the Employee Incentive Plan that was adopted in 1994.
(2) Includes directors' fees; life, medical and disability insurance premiums; 401(K) matching contributions; automobile use and social club dues.
(3) Includes option grants under the 1998 Stock Compensation Plan. Upon a "change in control" as defined in the Severance Agreements, options become immediately and fully exercisable.
(4) Represents the dollar value of Vista Common Stock awarded under the Employee Incentive Plan.

                              SEVERANCE AGREEMENTS

We entered into severance agreements with our key executive officers in 1999 in order to provide them with security, if one of them lost his or her position without cause or as a result of a change in control. The executive officers who entered into these agreements were:

            Barbara Harding -  President and Chief Executive Officer
            David L. Hensley - Executive Vice President and President of
                               Phillipsburg National Bank
            Marc S. Winkler -  Executive Vice President and President of Twin
                               Rivers Community Bank
            William F. Keefe - Executive Vice President and Chief Financial
                               Officer

There are two different payment plans - a basic severance payment and a change in control severance payment. A basic severance payment is available if we, a related company or a successor company terminates the executive for any reason without cause. The change in control severance payment is available if we, a related company or a successor company terminates the executive following a change in control for any reason without cause or the executive is constructively terminated.

Cause means:

      o the executive made intentionally or negligently, a false statement in any of our records;
      o the executive committed any crime or fraud against us or our property or the crime involved moral turpitude or would likely discredit our reputation; or
      o     the executive violated our operating policies.

Change in Control means:

      o any person acquires our stock by any means which represents 50% or more of the voting power of all outstanding shares of our stock;
      o any merger or consolidation which results in our stockholders holding less than 50% of the outstanding shares of the combined entity; or
      o the election of 50% or more of the directors that occurred at any three consecutive meetings of stockholders, at which the Board did not make recommendations as to these elections.

Constructively terminated means:

      o termination as a result of a reduction in the executive's base salary or the relocation of the executive's principal place of employment by more than 70 miles.

The following table sets forth the number of months of payment of an executive's base salary at the time of a termination:

                                                                   Change in
              Name                     Basic Severance         Control Severance
              ----                     ---------------         -----------------
              Barbara Harding                24                       36
              David L. Hensley               12                       24
              Marc S. Winkler                12                       24
              William F. Keefe               12                       24

In addition to the basic severance payment or change in control severance payment, an executive who is terminated is also entitled to all salary through the termination date; all accrued vacation pay; continued family health coverage for up to 18 months after termination; all distributions and vesting rights under applicable retirement plans; right to exercise any vested or unvested stock options; and vesting of any unvested stock grants under the former ROE Plan.

           The executives agreed not to compete against us or any successor company for a period of one year after termination anywhere within a radius of 30 miles from our headquarters at 305 Roseberry Street, Phillipsburg, New Jersey or within 10 miles of any of our branches. The executives agreed not to solicit for employment any of our employees for a period of one year after a termination and to keep confidential all of our proprietary and trade secrets.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Executive compensation for the officers of Vista and its subsidiary banks is determined by the Compensation Committee of Vista's Board of Directors. Salaries and bonuses for the executive officers are reviewed annually. All executive compensation is paid by the respective subsidiary bank to the applicable executive.

Compensation Philosophy

Vista's executive compensation philosophy is designed to attract, retain, and motivate highly qualified executives in line with three central themes: alignment, accountability, and attraction.

      o     Alignment with the long-term interests of our stockholders;

      o Accountability for results by linking the executive's compensation to Vista's financial performance and individual performance; and

      o     Attraction, motivation and retention of key executives.

The Compensation Committee annually conducts a full review of the performance of Vista and its executives in determining compensation levels. For 1999, the Compensation Committee considered various qualitative and quantitative indicators of Vista and individual performance in determining the level of compensation for Vista's Chief Executive Officer and its other executive officers. The review included an evaluation of Vista's performance both on a short- and long-term basis. This review included an analysis of quantitative measures, such as growth in earnings, earnings per share, and Return on Equity. The Compensation Committee considered also qualitative measures such as leadership, experience, strategic direction, community representation and social responsibility. The Compensation Committee has been sensitive to management's maintaining a balance between actions that foster long-term value creation and short-term performance. In addition, the Compensation Committee evaluates total executive compensation in light of the operational and financial performance and compensation practices of the commercial banking industry in the Mid-Atlantic region.

Components of Executive Compensation

Base Salary

Base salaries are reviewed each year and generally adjusted relative to individual performance and competitive salaries with the commercial banking industry in the Mid-Atlantic region. Actual salaries will continue to be set according to the scope of the responsibilities of each executive officer's position.

1998 Stock Compensation Plan

The Compensation Committee made no grants under this plan in 1999. Information on grants is set forth in the chart "Aggregated Option Exercises in 1999 and Year-End Option Values." The Compensation Committee believes that stock options encourage management to focus on total stockholder return and provide them an opportunity to share more directly in the creation of Vista value.

             Submitted By The Members Of The Compensation Committee

Harold J. Curry      Dale F. Falcinelli       Barry L. Hajdu   J. Marshall Wolff
Richard A. Cline     James T. Finegan, Jr.    Mark A. Reda

                     AGGREGATED OPTION EXERCISES IN 1999 AND
                             YEAR-END OPTION VALUES
                          (AS OF DECEMBER 31, 1999)(1)


------------------------------------------------------------------------------------------------------------------------------------
                                                                                                          Value of in-the-Money
                                                                   Number of Unexercised                 Unexercised Options at
                            Shares                                  Options at Year-End                       Year-End (2)
                           Acquired           Value        -------------------------------------------------------------------------
                          on Exercise       Realized
                                                             Exercisable        Unexercisable       Exercisable     Unexercisable
         Name               (#)(e)             ($)               (#)                 (#)                ($)              ($)
------------------------------------------------------------------------------------------------------------------------------------
Barbara Harding               -0-              -0-              10,395             10,395              2,132            2,132
------------------------------------------------------------------------------------------------------------------------------------
David L. Hensley              -0-              -0-              5,775              5,775               1,184            1,184
------------------------------------------------------------------------------------------------------------------------------------
Marc S. Winkler               -0-              -0-              5,775              5,775               1,184            1,184
------------------------------------------------------------------------------------------------------------------------------------
William F. Keefe              -0-              -0-              5,775              5,775               1,184            1,184
------------------------------------------------------------------------------------------------------------------------------------

(1) All numbers in the table have been adjusted to reflect a 10% stock dividend in 1998 and a 5% stock dividend in 1999.
(2)   Closing price of Vista common stock on December 31, 1999 was $16.875.

                          ESTIMATED RETIREMENT BENEFITS

Vista maintains a defined benefit pension plan covering all employees. Benefits under the plan are based on a "Cash Balance" type formula under which hypothetical accounts are maintained for each employee. The initial amount of this account was the actuarial present value of pension benefits earned under a prior formula. In subsequent years, this hypothetical account is increased by an annual addition based on the employee's salary and by interest. At retirement, the amount in this hypothetical account will be converted to the actuarially equivalent monthly income.

Estimated annual benefits payable upon retirement at normal retirement age (age
65) for each named executive are as follows:

Barbara Harding                                                         $143,604
David L. Hensley                                                        $ 77,478
Marc S. Winkler                                                         $134,837
William F. Keefe                                                        $121,188

These estimates are based on the assumption that base salaries will increase at an annual rate of 5% and assumes that no bonuses will be paid after 1999; the Social Security Taxable Wage Base will increase 5% per year; the federal limit on maximum compensation will grow at a ratio of 3% per year; and the maximum limit on plan benefits will increase such that it will not limit benefits for these employees.

Vista has also a 401(k) retirement savings plan. Under the 401(k) retirement savings plan, employee contributions are partially matched by Vista. Such matching becomes vested proportionally over five years of credited service.

                           FIVE-YEAR PERFORMANCE GRAPH

The following graph and table compare the cumulative total stockholder return on Vista's Common Stock during the five-year period ending on December 31, 1999, with (i) the cumulative total return on the SNL Securities Corporate Performance Index (1) for-publicly-traded banks with total assets between $500 million and $1 billion in the Middle Atlantic area, and (2), (ii) the cumulative total return for all United States stocks traded on the NASDAQ Stock Market. The comparison assumes the value of the investment in Vista Common Stock and each index was $100 on December 31, 1994, and assumes further the reinvestment of dividends into the applicable securities. The stockholder return shown on the graph and table below is not necessarily indicative of future performance.

                                [GRAPHIC OMITTED]


                                                                                 Period Ending
                                         -------------------------------------------------------------------------------------------
Index                                        12/31/94         12/31/95        12/31/96        12/31/97       12/31/98       12/31/99
------------------------------------------------------------------------------------------------------------------------------------
Vista Bancorp, Inc.                          100.00           139.24          157.24          222.35         270.85         232.43
NASDAQ - Total US                            100.00           141.33          173.89          213.07         300.25         542.43
SNL $500M-$1B Bank Index                     100.00           132.76          165.97          269.80         265.28         245.56

-------------------------
(1) SNL Securities is a research and publishing firm specializing in the collection and dissemination of data on the banking, thrift and financial services industries.
(2) The Middle Atlantic area comprises the states of Delaware, Pennsylvania, Maryland, New Jersey and New York, the District of Columbia and Puerto Rico.

                                CUMULATIVE VOTING

                     PROPOSAL TO ELIMINATE CUMULATIVE VOTING
                            Item 2 on the Proxy Card

We would like to eliminate the requirement of cumulative voting for directors. Cumulative voting is designed to allow a stockholder or a group of stockholders who control a minority fraction of the outstanding shares of the Common Stock to elect a nominee of their choice as a director.

In the past, cumulative voting may have had some benefit to our stockholders when the number of stockholders and outstanding shares was much smaller and the Common Stock was only traded locally in over-the-counter transactions. However, our Common Stock is listed on The NASDAQ Stock Market and our stockholders can sell their Vista shares whenever they desire, if they are unhappy with the management or business direction of the company.

In our opinion, cumulative voting no longer serves the best interests of our stockholders for the following reasons:

      o     it could foster contentious factions on the Board of Directors;

      o a director elected by a stockholder or a group of stockholders would have divided loyalties and may feel more accountable to the person or persons who elected him or her than to all stockholders;

      o harmony and respect among all directors in their deliberations could be adversely affected which could impair the efficiency of the management oversight function; and

      o a contentions faction on the Board of Directors could cause a greater threat of proxy contests and of a hostile attempt to take control of your company.

The Board of Directors believes that directors of a publicly-held company need to be elected by All stockholders and not by a minority faction. Therefore, we are proposing to our stockholders to eliminate, rescind and cancel Article 10 of the Amended Certificate of Incorporation which states:

            10. Cumulative Voting Rights. In the election of directors, each shareholder entitled to vote at such election shall have the right to cumulate his votes by giving one candidate as many votes as the number of such directors multiplied by the aggregate number of his votes, or by distributing such votes on the same principle among any number of such candidates.

The proposal to eliminate, rescind and cancel Article 10 requires the affirmative vote of 66 2/3% of the outstanding shares of Common Stock.

       THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL.

                              INDEPENDENT AUDITORS

           PROPOSAL TO APPROVE THE APPOINTMENT OF RUDOLPH, PALITZ LLC
                              Item 3 on Proxy Card

Rudolph, Palitz LLC, Certified Public Accountants, have audited the consolidated financial statements of Vista and its subsidiaries for many years, and the Board of Directors has appointed them for 2000. From time to time Rudolph, Palitz also performs consulting work for Vista. The firm has no other relationship with Vista or any of its subsidiaries except the existing professional relationship as Certified Public Accountants. The Audit Committee and the Board of Directors believe that Rudolph, Palitz's long-term knowledge of Vista and its subsidiaries is valuable to Vista. Representatives of Rudolph, Palitz have direct access to members of the Audit Committee and periodically attend their meetings.

A representative of Rudolph, Palitz will attend the meeting and will have the opportunity to make a statement if he desires to do so. This representative will also be available to respond to appropriate questions.

Required Vote

The proposal will be approved if it receives the affirmative vote of a majority of the shares of Common Stock represented in person or by proxy at the meeting.

The Board of Directors recommends that you vote FOR approval of the appointment of Rudolph, Palitz LLC. Proxies solicited by the Board of Directors will be so voted unless you specify otherwise.

                              STOCKHOLDER PROPOSALS

Stockholders have advised Vista of their intent to present the following five proposals for a vote of the stockholders at this annual meeting.

The proposals are set forth below along with Vista's reasons for recommending a vote AGAINST the proposals. The Board of Directors and Vista accept no responsibility for the accuracy of either the proposals or the proponents' supporting statements.

To be adopted, a proposal must be approved by the affirmative vote of the majority of shares voting on the proposals present in person or represented by proxy at this annual meeting.

                 RECOMMENDATION FOR NEW ANTI-TAKEOVER PROVISIONS
                      TO RECEIVE PRIOR STOCKHOLDER APPROVAL
                              Item 4 on Proxy Card

Joe S. Ingegneri of 1296 Warren Street, Alpha, New Jersey 08865, has advised Vista of his intention to present the proposal set forth below at the 2000 annual meeting. Joe S. Ingegneri beneficially holds 23,630 shares of the Common Stock.

            It is recommended that any new "Anti-takeover Provisions" contemplated by management or the Board be presented to the stockholders for approval prior to enactment.

                       THE BOARD OF DIRECTORS URGES YOU TO
                           VOTE AGAINST THIS PROPOSAL.

Our directors are elected to represent all of our stockholders. Under New Jersey law, the Board of Directors is charged with the fiduciary responsibility to consider any anti-takeover provisions that may be in the best interests of all stockholders. This proposal contradicts the purpose of New Jersey law, for the directors are in the best position to evaluate whether any anti-takeover provision serves the interests of all stockholders.

                        Accordingly, we urge you to vote
                             AGAINST this proposal.

          RECOMMENDATION TO AMEND ARTICLE 11 OF THE AMENDED CERTIFICATE
              OF INCORPORATION, RELATING TO THE FACTORS THAT CAN BE
                 CONSIDERED IN OPPOSING A TENDER OR OTHER OFFER
                              Item 5 on Proxy Card

Dr. Robert Briglia, D.O., of 426 New Brunswick Avenue, Phillipsburg, New Jersey 08865, has advised Vista of his intention to present the proposal set forth below at the 2000 annual meeting. Dr. Robert Briglia, D.O., beneficially holds 11,292 shares of the Common Stock.

            It is recommended that the amended Certificate of Incorporation of the company be further amended to remove provisions which enable the Board to oppose a tender offer on the basis of factors other than the economic benefits to shareholders. Among these other facts are the effect an acquisition would have upon employees. As presently constituted, the amended Certificate of Incorporation of the company permits the company's top management and Board of Directors to put their distinct individual interests above the interests of the shareholders. The only factor which should be considered is the economic benefit to the shareholders.

                    THE BOARD OF DIRECTORS URGES YOU TO VOTE
                         AGAINST THIS PROPOSAL, BECAUSE
                         IT CONTRADICTS NEW JERSEY LAW.

Article 11 of our Amended Certificate of Incorporation reinforces the letter and spirit of New Jersey law, which allows the directors in the discharge of their duties to consider:

      o the effects of the action on Vista's employees, suppliers, creditors, customers and stockholders;

      o the effects of the action on the communities in which Vista operates; and

      o the long-term as well as the short-term interests of Vista and its stockholders, including the possibility that these interests may best be served by the continued independence of Vista.

The corporate policy behind Article 11 is to encourage any person or stockholder group to deal with the directors who are in a better position to evaluate any offer. The directors consider Article 11 to be in the best interests of all stockholders and do not believe it would be prudent to amend its provisions or otherwise to alter its wording to contradict present New Jersey law. WE ENCOURAGE YOU TO REVIEW THE TEXT OF ARTICLE 11 WHICH IS AT EXHIBIT A TO THIS PROXY STATEMENT.

                        Accordingly, we urge you to vote
                             AGAINST this proposal.

           RECOMMENDATION TO ELIMINATE THE THREE CLASSES OF DIRECTORS
                              Item 6 on Proxy Card

Dr. Irwin Lewis, M.D., of 325 Wedgewood Drive, Easton, Pennsylvania 18043, has advised Vista of his intention to present the proposal set forth below at the 2000 annual meeting. Dr. Irwin Lewis, M.D. beneficially holds 2,685 shares of the Common Stock.

            It is recommended that the amended Certificate of Incorporation be further amended to remove provisions for a staggered Board of Directors and to replace those provisions with new provisions requiring that the full Board be subject to election annually. The staggered Board was adopted for the purpose of discouraging a tender offer or takeover bid and favors the individual interests of the Directors at the expense of the stockholders.

                       THE BOARD OF DIRECTORS URGES YOU TO
                           VOTE AGAINST THIS PROPOSAL.

Vista's Board of Directors is divided into three classes of directors. Each class has, as near as possible, the same number of directors. One class stands for election each year to a 3-year term. This classified Board of Directors is intended to provide for continuity of management and stability to plan and implement the short-term as well as the long-term interests of the company. This is another provision that is intended to protect the stockholders against a disruption caused by a contest for control of Vista by moderating the pace of change of the membership on the Board of Directors.

                        Accordingly, we urge you to vote
                             AGAINST this proposal.

         RECOMMENDATION TO LOWER THE VOTING REQUIREMENT TO AMEND CERTAIN
      ANTI-TAKEOVER PROVISIONS IN THE AMENDED CERTIFICATE OF INCORPORATION
                              Item 7 on Proxy Card

Camille A. Kenyon of 833 Marble Hill Road, Phillipsburg, New Jersey 08865, has advised Vista of her intention to present the proposal set forth below at the 2000 annual meeting. Camille A. Kenyon beneficially holds 46,076 shares of the Common Stock.

            It is recommended that the amended Certificate of Incorporation be further amended to require only a simple majority of the outstanding voting stock of the company to make amendments to any provision of the company's amended Certificate of Incorporation. Currently, the company's amended Certificate of Incorporation requires an affirmative vote of at least 75% of the outstanding voting stock unless approved by an affirmative vote of 80% of the entire Board of Directors, in which case approval of only 66 2/3% of the outstanding voting stock is required to amend certain provisions designed to prevent unfriendly takeovers. These provisions are intended to favor the individual interests of management and the current members of the Board of Directors at the expense of the majority of stockholders. The recommended change will benefit all stockholders.

                       THE BOARD OF DIRECTORS URGES YOU TO
                           VOTE AGAINST THIS PROPOSAL.

Takeover attempts which have not been negotiated with and approved by the Board of Directors present to stockholders the risk of a takeover on terms which may be less favorable than might otherwise be available. A transaction which is negotiated and approved by the Board of Directors, on the other hand, can be carefully planned and undertaken at an opportune time in order to obtain maximum value for Vista and all stockholders, with due consideration given to matters such as the management and business of the acquiring corporation and maximum strategic development of Vista's assets.

Vista's policy is to protect all stockholders against a stockholder or a stockholder group that may attempt to gain control of the company without treating all stockholders equally. A voting requirement in excess of a majority vote to eliminate anti-takeover measures is in the best interests of all stockholders.

An unsolicited takeover proposal can seriously disrupt the business and management of Vista and cause it great expense. Although a tender offer or other takeover attempt may be made at a price substantially above the then current market price, such offer is sometimes made for less than all of the outstanding shares of a target company. As a result, stockholders may be presented with the alternative of partially liquidating their investment at a time that may be disadvantageous, or retaining their investment in an enterprise which is under different management and whose objectives may not be similar to those of the remaining stockholders. The current voting requirement is designed to protect all stockholders against coercive takeover provisions.

                        Accordingly, we urge you to vote
                             AGAINST this proposal.

                  RECOMMENDATION TO SOLICIT PROPOSALS TO MERGE
                              Item 8 on Proxy Card

Louis Hajdu of 710 New Brunswick Avenue, Alpha, New Jersey 08865, has advised Vista of his intention to present the proposal set forth below at the 2000 annual meeting. Louis Hajdu beneficially holds 93,982 shares of the Common Stock.

            It is recommended that the Board of Directors and officers of the company take all necessary and prudent steps to solicit, negotiate and effectuate a merger of the company, by tax-free exchange of stock and/or cash with a suitable banking institution so as to maximize the overall return to the stockholders. The sponsors of this recommendation believe that the niche market within which the company operates has been fully exploited and the company has reached the maximum available economics of scale in its present size and geographic market. The performance of the company's stock price over the past year indicates that the investment communities have discounted the company's ability to grow shareholder value. The best solution to remedy this stagnation is a merger of the company with a larger partner to create new opportunities for equity growth for the stockholders.

                       THE BOARD OF DIRECTORS URGES YOU TO
                           VOTE AGAINST THIS PROPOSAL.

As your Board of Directors, we believe that our first responsibility is to serve your interests - by building stockholder value. Toward this goal from 1994 through 1999:

      o Vista's annual net income doubled from $3.2 million to $6.4 million and assets increased from $408 million to $654 million;

      o Vista's market capitalization increased from $30 million to $81 million;

      o Vista's share price (adjusted for stock dividends) increased from approximately $7.94 to $16.875;

      o     Vista's cash dividend per share increased from 27(cents)to
            56(cents); and

      o taking into consideration our increase in share price and dividends paid, our stockholders received a compound annual total return of 18% over this 5-year period.

We are a strong growing company that returned consistent increases in investment value to our stockholders. The directors believe it is NOT in the best interests of Vista stockholders, employees, customers and our communities to solicit proposals to merge.

                        Accordingly, we urge you to vote
                             AGAINST this proposal.

                    Required Vote for Stockholder Proposals

These proposals will be approved if each one receives the affirmative vote of a majority of the shares of Common Stock represented in person or by proxy at the 2000 annual meeting.

FOR THE REASONS STATED ABOVE, THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE PROPOSALS ON ITEMS 4, 5, 6, 7 AND 8 ON THE PROXY CARD. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.

                                OTHER INFORMATION

THIS SECTION SETS OUT OTHER INFORMATION YOU SHOULD KNOW BEFORE YOU VOTE.

         TRANSACTIONS INVOLVING VISTA'S DIRECTORS AND EXECUTIVE OFFICERS

Vista encourages its directors and executive officers to have banking and financial transactions with its bank subsidiaries. All of these transactions are made on comparable terms and with similar interest rates as those prevailing for other customers.

The total consolidated loans made by Vista at December 31, 1999, to its directors and officers as a group, members of their immediate families and companies in which they have a 10% or more ownership interest was $6.5 million or 14.8% of Vista's total consolidated capital accounts. During 1999, advances and repayments on these loans were $15.1 million. These loans did not involve more than the normal risk of collectibility nor did they present other unfavorable features.

                        NO SIGNIFICANT LEGAL PROCEEDINGS

Vista and its bank subsidiaries are not parties to any legal proceedings that could have any significant effect upon Vista's financial condition or income. In addition, Vista and its bank subsidiaries are not parties to any legal proceedings under federal and state environmental laws.

                              OTHER PROPOSED ACTION

The Board of Directors is not aware of any other matters to be presented at the meeting. If any other matters should properly come before the meeting, the persons named in the enclosed proxy form will vote the proxies in accordance with their best judgment.

          STOCKHOLDER PROPOSALS AND NOMINATIONS FOR 2001 ANNUAL MEETING

Stockholder proposals for the 2001 Annual meeting must be received by November 22, 2000, to be considered for inclusion in Vista's 2001 Proxy Statement. Stockholder proposals for the 2001 Annual Meeting for which the proponents do not desire them to be included in Vista's 2001 Proxy Statement must be received by February 6, 2001. Such proposals should be addressed to the Secretary. Under Vista's Bylaws, notice of any stockholder nomination for director must be given by mail or by personal delivery to the Secretary no later than 15 days in advance of the meeting. Stockholders wishing to make nominations should contact the Secretary as to information required to be supplied in such notice.

                        ADDITIONAL INFORMATION AVAILABLE

Vista files an Annual Report on Form 10-K with the SEC. Stockholders may obtain a paper copy of this report (without exhibits), without charge, by writing to Jill A. Pursell, Assistant Vice President and Secretary, Vista Bancorp, Inc., 305 Roseberry Street, P.O. Box 5360, Phillipsburg, New Jersey 08865; Telephone:
(908) 859-9559.

By order of the Board of Directors


/s/ Jill A. Pursell
Jill A. Pursell
Assistant Vice President and Secretary

Phillipsburg, New Jersey
March 24, 2000

                                    EXHIBIT A

                      ARTICLE 11 OF THE AMENDED CERTIFICATE
                     OF INCORPORATION OF VISTA BANCORP, INC.

11. Opposition of Tender (or other offer)

            (a) The Board of Directors may, if it deems it advisable, oppose a tender or other offer for the Corporation's securities, whether the offer is in cash or in the securities of a corporation or otherwise. When considering whether to oppose an offer, the Board of Directors may, but it is not legally obligated to, consider any relevant, germane or pertinent issue; by way of illustration, but not to be considered any limitation on the power of the Board of Directors to oppose a tender or other offer for this Corporation's securities, the Board of Directors may, but shall not be legally obligated to, consider any or all of the following:

      (1) Whether the offer price is acceptable based on the historical and present operating results or financial condition of the Corporation.

      (2) Whether a more favorable price could be obtained for the Corporation's securities in the future.

      (3) The social and economic effects of the offer or transaction on the Corporation and any of its subsidiaries, employees, depositors loan and other customers, creditors, shareholders and other elements of the communities in which the Corporation and any of its subsidiaries operate or are located.

      (4) The reputation and business practice of the offeror and its management and affiliates as they would affect the shareholders, employees, depositors and customers of the Corporation and its subsidiaries and the future value of the Corporation's stock.

      (5) The value of the securities (if any) which the offeror is offering in exchange for the Corporation's securities, based on an analysis of the worth of the corporation or other entity whose securities are being offered.

      (6) The business and financial condition and earnings prospectus of the offeror, including, but not limited to, debt service and other existing or likely financial obligations of the offeror, and the possible effect of such conditions upon the Corporation and any of its subsidiaries and the other elements of the communities in which the Corporation and any of its subsidiaries operate or are located.

      (7) Any antitrust or other legal and regulatory issues that are raised by the offer.

      (b) If the Board of Directors determines that an offer should be rejected, it may take any lawful action to accomplish its purpose, including, but not limited to, any or all of the following: advising shareholders not to accept the offer; litigation against the offeror; filing complaints with all governmental and regulatory authorities; acquiring the offeror corporation's securities; selling or otherwise issuing authorized but unissued securities or treasury stock or granting options with respect thereto; acquiring a company to create an antitrust or other regulatory problem for the offering; and obtaining a more favorable offer from another individual or entity.

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                              PROXY BY MAIL           Please mark your votes |X|

THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION like this IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED, FOR PROPOSALS 2 AND 3, AND AGAINST PROPOSALS 4, 5, 6, 7 AND 8.

1. Election of Class B directors

Nominees: 01 Harold J. Curry, 02 Dale F. Falcinelli, 03 Barry L. Hajdu and 04 Marc S. Winkler

FOR     WITHHELD
        FOR ALL

|_|       |_|

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2. Approval to eliminate, rescind and cancel Article 10 of the Amended
   Certificate of Incorporation, relating to cumulative voting for directors.

FOR            AGAINST             ABSTAIN
|_|              |_|                 |_|

3. Ratification of the selection of Rudolph Palitz LLP, Certified Public Accountants, as the auditors of Vista for the year ending December 31, 2000.


|_|              |_|                 |_|

4. Recommendation for new anti-takeover provisions to receive prior stockholder approval.

|_|              |_|                 |_|

5. Recommendation to Amend Article 11 of the Amended Certificate of Incorporation, relating to the factors that can be considered in opposing a tender or other offer.

FOR     AGAINST

|_|       |_|

6. Recommendation to eliminate the three classes of directors.

|_|       |_|

7. Recommendation to lower the voting requirement to amend certain anti-takeover provisions in the Amended Certificate of Incorporation.

|_|       |_|

8. Recommendation to solicit proposals to merge.

|_|       |_|

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               IF YOU WISH TO VOTE ELECTRONICALLY PLEASE READ THE
                               INSTRUCTIONS BELOW
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PLEASE CHECK HERE IF YOU PLAN TO ATTEND THE ANNUAL MEETING.   |_|

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================================================================================

                                COMPANY NUMBER:

                                 PROXY NUMBER:

                                ACCOUNT NUMBER:

================================================================================

Signature
         ----------------------------------------------------------------------
Signature
         ----------------------------------------------------------------------
Date
         ----------------------------------------------------------------------

                 FOLD AND DETACH HERE AND READ THE REVERSE SIDE

               [GRAPHIC] VOTE BY TELEPHONE OR INTERNET [GRAPHIC]
                          QUICK *** EASY *** IMMEDIATE

                              VISTA BANCORP, INC.

o You can now vote your shares electronically through the Internet or the telephone.
o     This eliminates the need to return the proxy card.
o Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card.

TO VOTE YOUR PROXY BY INTERNET
www.continentalstock.com

Have your proxy card in hand when you access the above website. You will be prompted to enter the company number, proxy number and account number to create an electronic ballot. Follow the prompts to vote your shares.

TO VOTE YOUR PROXY BY MAIL

Mark, sign and date your proxy card above, detach it and return it in the postage-paid envelope provided.

TO VOTE YOUR PROXY BY PHONE
1-800-293-8533

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter the company number, proxy number and account number. Follow the voting instructions to vote your shares.

                  PLEASE DO NOT RETURN THE ABOVE CARD IF VOTED
                                 ELECTRONICALLY

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

                              VISTA BANCORP, INC.
                                      PROXY
            ANNUAL MEETING OF STOCKHOLDERS TO BE HELD APRIL 27, 2000
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby constitutes and appoints Judith M. Mindock and Sally
E. Rissmiller and each and any of them, proxies of the undersigned, with full power of substitution, to vote all of the shares of Vista Bancorp Inc. ("Vista") that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Vista to be held at the Farley Education Center, Warren Hospital, 185 Roseberry Street, Phillipsburg, New Jersey 08865, on Thursday, April 27, 2000, at 9:30 a.m., prevailing time, and at any adjournment or postponement thereof as follows:

THIS PROXY MUST BE DATED, SIGNED BY THE STOCKHOLDER AND RETURNED PROMPTLY TO VISTA IN THE ENCLOSED ENVELOPE. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE. IF MORE THAN ONE TRUSTEE, ALL SHOULD SIGN. IF STOCK IS HELD JOINTLY, EACH OWNER MUST SIGN.

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                              FOLD AND DETACH HERE